CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 29, 1996, on the December 31, 1995 consolidated financial statements, included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-18187, 33-30522, 33-43131, 2-88509, 33-54842, 33-54844, 33-54846, 33-54848, 33-54850,
33-62253, 33-63215, 33-80068, 33-84076 and 33-84074.




/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP



    Houston, Texas
    March 20, 1996